Exhibit 12.1

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

Strategic Hotel Capital, Inc.
Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends (numbers in thousands, except ratio amounts)


                                          Historical           Historical
                                         Three Months         Nine Months
                                            Ended                Ended
                                         September 30,       September 30,                 Historical Fiscal Year Ended
                                     -------------------- -------------------  ----------------------------------------------------
                                        2005       2004     2005       2004       2004      2003       2002       2001      2000
                                     --------- ---------- --------  ---------  ---------  --------  ---------  ---------  ---------

Income (loss) from continuing
operations before minority
interests
  and income taxes                   $    861  $ (3,666) $ 18,919  $ (52,938) $ (49,112) $ (79,283) $ (44,825) $ (86,894) $ (29,443)
Add (deduct):
  Combined fixed charges and
  preferred dividends                  12,856     5,882    32,809     55,107     62,191    104,059     97,988    125,164    146,908
    Capitalized interest                 (516)      -        (650)       -          -          -          -          -          -
    Earnings from equity investees       (757)      -      (2,315)      (816)      (739)       -       (1,857)    (1,838)      (912)
    Distribution from equity
      investees                            -        -         -          -       15,602      5,775        -          -          -
    Preferred dividends                (2,125)      -      (4,628)       -          -          -          -          -          -

                                     --------  --------  --------  ---------  ---------  ---------  ---------  ---------  ---------
Adjusted earnings                    $ 10,319  $  2,216  $ 44,135  $   1,353  $  27,942  $  30,551  $  51,306  $  36,432  $ 116,553
                                     ========  ========  ========  =========  =========  =========  =========  =========  =========

Fixed charges:
  Interest expense                   $  9,344  $  5,167  $ 25,116  $  51,356  $  57,959  $  97,419  $  88,215  $ 116,348  $ 136,172

  Capitalized interest                    516       -         650        -          -          -          -          -          -
  Amortization of deferred
    financing costs                       871       715     2,415      3,751      4,232      6,640      9,773      8,816     10,736

                                     --------  --------  --------  ---------  ---------  ---------  ---------  ---------  ---------
Total fixed charges                  $ 10,731  $  5,882  $ 28,181  $  55,107  $  62,191  $ 104,059  $  97,988  $ 125,164  $ 146,908
                                     --------  --------  --------  ---------  ---------  ---------  ---------  ---------  ---------

Plus preferred dividends             $  2,125  $    -    $  4,628  $     -    $     -    $     -    $     -    $     -    $     -


Combined fixed charges and           --------  --------  --------  ---------  ---------  ---------  ---------  ---------  ---------
preferred dividends                  $ 12,856  $  5,882  $ 32,809  $  55,107  $  62,191  $ 104,059  $  97,988  $ 125,164  $ 146,908
                                     ========  ========  ========  =========  =========  =========  =========  =========  =========

(Deficiency) of earnings to
  combined fixed charges and
  preferred dividends                $ (2,537) $ (3,666) $ 11,326  $ (53,754) $ (34,249) $ (73,508) $ (46,682) $ (88,732) $ (30,355)
                                     ========  ========  ========  =========  =========  =========  =========  =========  =========

Ratio of earnings to combined
  fixed charges and preferred
  dividends                              0.80      0.38      1.35       0.02       0.45       0.29       0.52       0.29       0.79
                                     --------  --------  --------  ---------  ---------  ---------  ---------  ---------  ---------
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